UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For Immediate Release

contact:

Financial
Brian Little
Director, Investor Relations
404 584 4414
blittle@aglresources.com

Media
Nick Gold
Director, Media Relations
404 584 3457 (office)
404 275 9501 (cellular)
ngold@aglresources.com

ATLANTA GAS LIGHT COMPANY FILES MOTION
FOR IMMEDIATE STAY OF RATE CASE ORDER

ATLANTA, April 29, 2005 - Atlanta Gas Light Company, a subsidiary of AGL Resources Inc. (NYSE: ATG), today filed a Motion for Stay of Order at the Georgia Public Service Commission (GPSC) in response to the GPSC’s 3 to 2 vote on Wednesday, April 27, 2005 to accept, with three amendments, an Advisory Staff recommendation in connection with Atlanta Gas Light’s rate case proceeding under Docket No. 18638-U. In an effort to prevent the company from being harmed while it seeks reconsideration of the decision, the motion requests that the GPSC immediately stay its April 29, 2005 order (“Order”) under Docket No. 18638-U until such time as the GPSC rules on any petitions for rehearing, reconsideration and oral argument that Atlanta Gas Light intends to file on or about May 9, 2005.

While the final Order has not been issued by the GPSC, it is expected today. Atlanta Gas Light has performed a preliminary review of the Advisory Staff’s recommendation and the GPSC’s stated amendments related to authorized return on equity and an energy conservation program. Atlanta Gas Light has concluded that if the GPSC Order encompasses all the points included in the Advisory Staff’s recommendation as amended by the GPSC, Atlanta Gas Light’s operating revenues would be reduced by up to $25 million when the Order goes into effect on May 1, 2005.

Atlanta Gas Light has further concluded that the company would be required to recapture the $21 million pre-tax gain previously recognized and associated with the sale of the Caroline Street campus in September 2003 by recording an expense and an associated regulatory liability as of the quarter ended March 31, 2005. This adjustment recommended by the Advisory Staff and approved by the GPSC defers the $21 million pre-tax gain previously recorded by Atlanta Gas Light on the sale of the Caroline Street campus in September 2003 and amortizes the gain into base rates over a 10-year period starting when the Order goes into effect on May 1, 2005.

AGL Resources reported first quarter 2005 net income of $88 million, or $1.15 per basic share ($1.14 per diluted share) on Wednesday, April 27, 2005, the same date the GPSC approved the Advisory Staff’s recommendations and three related motions. If Atlanta Gas Light was to record the recapture of the previously recorded pre-tax gain of $21 million associated with the sale of the Caroline Street campus as of March 31, 2005, previously reported first quarter 2005 net income would decrease by $13 million to $75 million. As a result, previously reported first quarter 2005 basic and diluted earnings per share would decrease by $0.17 to $0.98 per basic share ($0.97 per diluted share).

About AGL Resources

AGL Resources (NYSE: ATG), an Atlanta-based energy services holding company, serves 2.3 million customers in six states through its utility subsidiaries - Atlanta Gas Light, Elizabethtown Gas in New Jersey, Virginia Natural Gas, Florida City Gas, Chattanooga Gas, and Elkton Gas in Maryland. A Fortune 1000 company that ranks number 46 in the Fortune gas and electric utilities sector, AGL Resources reported 2004 revenue of $1.8 billion and net income of $153 million. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout the East and Midwest.  As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix.  The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana.  For more information, visit www.aglresources.com.

Forward-Looking Statements

Certain expectations and projections regarding our future performance referenced in this press release are forward-looking statements. Officers may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements involve matters that are not historical facts, such as projections of our financial performance, management’s goals and strategies for our business and assumptions regarding the foregoing. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “indicate,” “intend,” “may,” “plan,” “predict,” “project”, ”future,” “seek,” “should,” “target,” “will,” “would,” or similar expressions. Do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Our expectations are based on currently available competitive, financial and economic data along with our operating plans. While we believe that our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations. In addition to the important factors described in this press release and in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release, the following are among the important factors that could cause our business, results of operations or financial condition in the future to differ significantly from those expressed in the forward-looking statements:

•
impact of changes in state and federal legislation and regulation, including orders of various state public service commissions and of the Federal Energy Regulatory Commission on the gas and electric industries and on AGL Resources;

•	actions taken by government agencies, including decisions on base rate increase requests by state regulators;

•	performance of equity and bond markets and the impact on pension and post-retirement funding costs;

•	impact of acquisitions and divestitures, including:

o	expected revenue synergies and cost savings from these two acquisitions may not be fully realized or realized within the expected time frame;

•	direct or indirect effects on AGL Resources' business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors;

•	other risks described in AGL Resources' documents on file with the SEC.

There also may be other factors that could cause results to differ significantly from our expectations. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update these statements to reflect subsequent changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 29, 2005	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer